UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

July 10, 2019

Date of report (Date of earliest event reported)

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA (Address of principal executive offices)	02141 (Zip Code)

Registrant’s telephone number, including area code (617) 714-0360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LPTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Commitment Purchase Agreement and Registration Rights Agreement

On July 10, 2019, Leap Therapeutics, Inc. (the “Company”) entered into a purchase agreement (the “Commitment Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which the Company has the right to sell to Lincoln Park up to $20,000,000 in shares of its common stock, $0.001 par value per share (“Common Stock”), subject to certain limitations and conditions set forth in the Commitment Purchase Agreement.

Upon the satisfaction of the conditions in the Commitment Purchase Agreement, including that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed with the SEC, or the Commencement, the Company will have the right, from time to time at its sole discretion over the 24-month period from and after the Commencement, to direct Lincoln Park to purchase up to 50,000 shares of Common Stock on any business day (subject to certain limitations contained in the Commitment Purchase Agreement), with such amounts increasing based on certain threshold prices set forth in the Commitment Purchase Agreement; however, not to exceed $1,500,000 in total purchase proceeds per purchase date. The purchase price of shares of common stock that the Company elects to sell to Lincoln Park pursuant to the Commitment Purchase Agreement will be based on the market prices of the Common Stock at the time of such purchases as set forth in the Commitment Purchase Agreement.

In addition to regular purchases, as described above, the Company may also direct Lincoln Park to purchase additional amounts as accelerated purchases or as additional accelerated purchases if the closing sale price of the Common Stock is not below certain threshold prices, as set forth in the Commitment Purchase Agreement. In all instances, the Company may not sell shares of its Common Stock to Lincoln Park under the Commitment Purchase Agreement if it would result in Lincoln Park beneficially owning more than 9.99% of the Common Stock at any time, and the Company also may not sell shares of its Common Stock to Lincoln Park under the Commitment Purchase Agreement if it would result in the issuance of more than 19.99% of the number of shares of the Common Stock outstanding immediately prior to the signing of the Commitment Purchase Agreement unless shareholder approval is obtained or certain other conditions are satisfied in compliance with the rules of the Nasdaq Global Market where the Common Stock is listed.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Commitment Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Commitment Purchase Agreement.

Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock. There is no upper limit on the price per share that Lincoln Park could be obligated to pay for the Common Stock under the Commitment Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price.

The Company has the right to terminate the Commitment Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of the Common Stock to Lincoln Park under the Commitment Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. As consideration for Lincoln Park’s commitment to purchase shares of Common Stock pursuant to the Commitment Purchase Agreement, the Company issued to Lincoln Park 330,000 shares of Common Stock (the “Commitment Shares”). The Company will not receive any cash proceeds from the issuance of the Commitment Shares.

The net proceeds under the Commitment Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. The Company expects that any proceeds received by the Company from such sales to Lincoln Park will be used for working capital and general corporate purposes.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.01 in its entirety.

Registered Offering Purchase Agreement

On July 11, 2019, the Company entered into a purchase agreement (the “Registered Offering Purchase Agreement” and together with the Commitment Purchase Agreement, the “Purchase Agreements”), under which the Company agreed to sell to Lincoln Park, and Lincoln Park agreed to purchase 571,429 shares of its Common Stock, at a price of $1.75 per share for an aggregate purchase price of $1,000,000.75, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-223419), filed with the SEC in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), on March 2, 2018 and was declared effective by the SEC on March 16, 2018, and the prospectus supplement thereto dated July 11, 2019.

The Purchase Agreements and the Registration Rights Agreement contain customary representations, warranties and agreements of the Company and Lincoln Park and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties.

The foregoing summaries of the Registered Offering Purchase Agreement, the Commitment Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements that are filed herewith as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

The representations, warranties and covenants contained in the Purchase Agreements and the Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreements and the Registration Rights Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreements and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreements and the Registration Rights Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The Company is filing the opinion of its counsel, Morgan, Lewis & Bockius LLP, relating to the legality of the shares of Common Stock to be offered and sold pursuant to the Registered Offering Purchase Agreement, as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under the heading “Equity Commitment Purchase Agreement and Registration Rights Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Common Stock that has been and may be issued under the Commitment Purchase Agreement is being offered and sold in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Lincoln Park represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring such shares under the Commitment Purchase Agreement for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of Common Stock that have been and may be issued to Lincoln Park under the Commitment Purchase Agreement have not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01 Other Events.

On July 11, 2019, the Company issued a press release announcing the entry into the Purchase Agreements with Lincoln Park. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP.
10.1	Purchase Agreement dated as of July 11, 2019, by and between the Company and Lincoln Park Capital Fund, LLC.
10.2	Purchase Agreement dated as of July 10, 2019, by and between the Company and Lincoln Park Capital Fund, LLC.
10.3	Registration Rights Agreement dated as of July 10, 2019, by and between the Company and Lincoln Park Capital Fund, LLC.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
99.1	Press Release of Leap Therapeutics, Inc. dated July 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leap Therapeutics, Inc.

Dated: July 11, 2019	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Chief Financial Officer, General Counsel, Treasurer and Secretary